EXHIBIT 24

                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each of the undersigned Directors of St. Joe Paper Company, a Florida corporation ("Corporation"), which is about to file with the Securities and Exchange Commission, Washington, D. C. 20549, under the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K for the fiscal year ended December 31, 1993, hereby constitutes and appoints Winfred L. Thornton and Stanley D. Fraser, as his true and lawful attorneys-in-fact and agent, and each of them with full power to act, without the other in his stead, in any and all capacities, to sign the 1993 Annual Report of St. Joe Paper Company on Form 10-K and to file on behalf of the Corporation such Annual Report and amendments with all exhibits thereto, and any and all other information and documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agent, and each of them, full power and authority to do and perform any and all acts and things requisite and ratifying and confirming all that each said attorneys-in-fact and agent or any one of them, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date indicated below.



      Winfred L. Thornton                 Tully F. Dunlap
  Chairman of the Board and                   Director
    Chief Executive Officer


     Robert E. Nedley                     E. Thomas Ford
  President, Chief Operating          Vice President and Director
     Officer and Director



     Jacob C. Belin                       Stanley D. Fraser
          Director                    Vice President and Director



     Howard L. Brainin                    Robert J. A. Irwin
 Vice President and Director                  Director



     Edward C. Brownlie                    R. Eugene Taylor
 Vice President and Director                  Director



     Thomas S. Coldewey               W. Taliaferro Thompson, III
         Director                             Director


DATED:  March 8, 1994